EXHIBIT 10.28

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of May 4, 2007, to that certain CREDIT AGREEMENT, dated as of June 16, 2006, among JACOBS ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, CREDIT SUISSE SECURITIES (USA) LLC and CIBC WORLD MARKETS CORP., as Joint Lead Arrangers and Joint Bookrunners, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as issuing bank, collateral agent and administrative agent (in such capacity, the “Administrative Agent”), CIBC WORLD MARKETS CORP., as syndication agent, CIT LENDING SERVICES CORPORATION, as co-documentation agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agent and swingline lender (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement;” capitalized terms used herein without definition herein having the meanings assigned thereto therein).

WITNESSETH:

WHEREAS, Borrower desires to make certain amendments to the Credit Agreement, subject to the terms and conditions below;

WHEREAS, pursuant to Section 10.02 of the Credit Agreement the Required Lenders desire to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendment. Subject to the satisfaction of the conditions set forth in Section Two hereof:

(a)           Section 6.04(k) of the Credit Agreement is amended in its entirety to read as follows:

“(i)          other Investments in an aggregate amount not to exceed $7,000,000 at any time outstanding;”

(b)           Section 6.10(a) of the Credit Agreement is amended in its entirety to read as follows:

“(a)         Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, at the last day of any Test Period during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period	Leverage Ratio
July 1, 2006 - December 31, 2006	6.50 to 1.0
January 1, 2007 - June 30, 2007	6.75 to 1.0
July 1, 2007 - December 31, 2007	6.50 to 1.0
January 1, 2008 - December 31, 2008	6.25 to 1.0
January 1, 2009 - December 31, 2009	6.00 to 1.0
January 1, 2010 – December 31, 2010	5.50 to 1.0
January 1, 2011 and thereafter	5.00 to 1.0

(c)           Section 6.10(b) of the Credit Agreement is amended in its entirety to read as follows:

“(b)         Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio, at the last day of any Test Period during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below.

Test Period	Senior Leverage Ratio
July 1, 2006 - December 31, 2006	1.50 to 1.0
January 1, 2007 - June 30, 2007	1.75 to 1.0
July 1, 2007 - December 31, 2007	1.50 to 1.0
January 1, 2008 - December 31, 2008	1.25 to 1.0
January 1, 2009 and thereafter	1.00 to 1.0

(d)           Section 6.10(c) of the Credit Agreement is amended in its entirety to read as follows:

“(c)         Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

Test Period	Interest Coverage Ratio
July 1, 2006 - December 31, 2006	1.75 to 1.0
January 1, 2007 - September 30, 2007	1.50 to 1.0
October 1, 2007 - December 31, 2008	1.75 to 1.0
January 1, 2009 - December 31, 2009	1.80 to 1.0
January 1, 2010 – December 31, 2010	1.90 to 1.0
January 1, 2011 and thereafter	2.00 to 1.0

SECTION TWO - Amendment Fee. In consideration of the agreements of the Required Lenders contained in this Agreement, Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on May 4, 2007, an amendment fee (the “Amendment Fee”) equal to 12.5 basis points (i.e. 0.125%) on the aggregate amount of the Revolving Commitment and outstanding Tranche B Loans of such Lender.

SECTION THREE - Conditions to Effectiveness. This Amendment shall become effective when, and only when (a) the Administrative Agent shall have received (i) counterparts of this Amendment that, when taken together, bear the signatures of Borrower and the Required Lenders and (ii) the Amendment Fee, (b) the representations and warranties set forth in Section 4 hereof are true and correct and (c) all fees and expenses required to be paid or reimbursed by Borrower pursuant hereto or to the Credit Agreement or otherwise, including all invoiced fees and expenses of counsel to the Agents, shall have been paid or reimbursed, as applicable.

SECTION FOUR - Representations and Warranties; Covenants. In order to induce the Required Lenders to enter into this Amendment, Borrower represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and (y) the representations and warranties made by Borrower in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION FIVE - Reference to and Effect on the Credit Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes.

SECTION SIX - Costs. Expenses and Taxes. Borrower agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel UP), if any, in accordance with the terms of Section 10.03 of the Credit Agreement.

SECTION SEVEN - Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts) each of which shall constitute an original, but all of which taken together shall constitute a single agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION EIGHT - Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

JACOBS ENTERTAINMENT, INC.,
as Borrower

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Title: President

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH,
as Administrative Agent

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Director

ALLIED IRISH BANKS p.l.c.

By:	/s/ Joanna McFadden
Name: Joanna McFadden
Title: Assistant Vice President

By:	/s/ Mia Bolen
Name: Mia Bolen
Title: Assistant Vice President

AIB DEBT MANAGEMENT LIMITED

By:	/s/ Joanna McFadden
Name:	Joanna McFadden
Title: Assistant Vice President, Investment
Advisor to AIB Debt Management,
Limited

By:	/s/ Mia Bolen
Name: Mia Bolen
Title: Assistant Vice President

FIRST NATIONAL BANK OF NEVADA

By:	/s/ E. Philip Potamitis
Name: E. Philip Potamitis
Title: Senior Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Rebecca Ford
Name: Rebecca Ford
Title: Duly Authorized Signatory

CIT LENDING SERVICES
CORPORATION

By:	/s/ Scott P. Ploshay
Name: Scott P. Ploshay
Title: Vice President

CAPITAL ONE, N.A.

By:	/s/ Jennifer Henry
Name: Jennifer Henry
Title: Vice President

KEY BANK NATIONAL ASSOCIATION

By:	/s/ Brendan A. Lawlor
Name:	Brendan A. Lawlor
Title:	Senior Vice President
Team Leader-Consumer
Debt Capital Markets

CIBC WORLD MARKETS CORP.

By:	/s/ Leonardo R. Fernandez, Jr.
Name: Leonardo R. Fernandez, Jr.
Title: Executive Director

NATIXIS (formerly known as Natexis
Banques Populaires)

By:	/s/ Peyman Parhami
Name: Peyman Parhami
Title: Director

By:	/s/ Mark A. Harrington
Name: Mark A. Harrington
Title: Senior Managing Director

BANK OF THE WEST

By:	/s/ Karen C. Ryan
Name: Karen C. Ryan
Title: Vice President